WAYNE STATE UNIVERSITY-SPONSORED RESEARCH AGREEMENT

Wayne
StatE
university

SPONSORED PROGRAM ADMINISTRATION

December 11,2009

John Howell

Arrayit Diagnostics, Inc.

12000 Westheimer Rd Ste 340

Houston, TX 77077-6531

(281)600-6000

Re:	Sponsored Research Agreement between Arrayit Diagnostics, Inc. and Wayne State University

Dear Mr. Howell:

Enclosed please find one (1) fully executed original of the above referenced agreement.

If you have any questions or need additional information, feel free to contact me at (313) 577-3726

Patty Yuhas Kieleszewski

Manager, Contract Administration

SPONSORED RESEARCH AGREEMENT

This Agreement is entered into on this seventh day of December, 2009 (the "Effective Date") by and between Arrayit Diagnostics, Inc., whose principal place of business is located at 12000 Westheimer Road, Suite 340 Houston, TX 77077 (hereinafter referred to as "SPONSOR"), and Wayne State University, whose business address is 5057 Woodward, Suite 13201, Detroit, MI 48202 (hereinafter referred to as "WSU").

WITNESSETH THAT:

WHEREAS SPONSOR desires to provide WSU with funding for purposes of conducting the research described in Attachment A attached hereto (the "Program"); and

WHEREAS WSU desires to receive funding for purposes of conducting the Program in a manner consistent with its status as a non-profit, tax-exempt institution;

NOW THEREFORE, the parties hereto mutually agree to the following:

1.           EMPLOYMENT OF CONTRACTOR

SPONSOR agrees to engage WSU as an independent contractor to render services needed to meet objectives specified in the Program. WSU shall commence the performance of the Program within thirty (30) days after the Effective Date. WSU shall use reasonable efforts to perform the Program consistent with the terms of this Agreement. The Program will be conducted by the principal investigator identified in this paragraph ("Principal Investigator"). The Principal Investigator will keep and maintain records containing laboratory data generated in the course of the Program in accordance with highest scientific standards of record keeping. The Program may be modified by mutual consent. SPONSOR shall have the right to review the data developed in the course of the performance of the Program on reasonable notice. At the conclusion of the research provided for herein, WSU shall provide SPONSOR with a copy of all data and other relevant information and reports generated by or under the guidance of the Principal Investigator regarding the Program. Sponsor shall treat such data, information and reports as confidential to WSU until published as provided in Section 9. The Principal Investigator shall be Michael Tainsky.

2

2.           SCOPE OF SERVICES TO BE PROVIDED BY WSU

WSU, through its own resources, will provide the services described in Attachment A, incorporated by reference and made a part of this Agreement.

3.           PERIOD OF PERFORMANCE; TERM

This Agreement shall take effect as of the Effective Date and shall remain in effect for a term of six (6) months or until the collaboration described in Attachment A has been completed, whichever is later, unless sooner terminated in accordance with Section 6.

4.           COMPENSATION

SPONSOR shall provide to WSU funds in the amount of US$327,354 for the Program according to the schedule set forth in Section 5 below.

5.           METHOD OF PAYMENT

Invoices are to be submitted on a monthly basis. Two (2) copies of all invoices, detailing current charges and total-to-date charges, should be sent to SPONSOR at the address listed in Section 11 below. . The final invoice, clearly marked FINAL, must be submitted within 90 days after the expiration date of this contract. If a purchase order is issued for billing purposes, it shall state on its face "FOR BILLING PURPOSES ONLY." The terms and conditions of this contract shall supersede the terms and conditions of the purchase order

6.           TERMINATION

Either party may terminate this Agreement at any time upon thirty (30) days prior written notice to the other party in the event of a material breach by the other party unless the other party cures such default prior to the expiration of thirty (30) days for breaches of monetary obligations. For non-financial breaches, the cure period shall be sixty (60) days, which may be extended upon mutual written agreement of the parties. For purposes of this Section 6, WSU's "material obligations" shall include those set forth in Sections 1, 2, 8, 9 and 10. SPONSOR'S "material obligations" shall include its obligations under Sections 4, 5, and 10. Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party of any obligation which matured prior to the effective date of such termination. The provisions of Sections 8, 9, 10, 12, 13 and 14 shall survive termination of this Agreement.

7.           COMPLIANCE WITH CIVIL RIGHTS AND OTHER LAWS

The parties entering into this Agreement shall not discriminate against an employee or applicant for employment with respect to hire, tenure, terms, conditions or privileges of employment because of race, color, religion, national origin, age, sex, height, weight, or marital status, or because of handicap except where there exists a "bona fide occupational qualification." The parties shall comply with the provisions of Title VI of the Civil Rights Acts of 1964, as amended. WSU shall conduct the Program in accordance with applicable NIH guidelines, with all other federal and state laws and regulations governing the conduct of research and other acts, and with all applicable scientific and ethical codes of conduct.

8.           CONFIDENTIALITY

"SPONSOR Confidential Information" is defined as information and material that is regarded by SPONSOR as confidential and proprietary to SPONSOR and received from SPONSOR, and which is designated as confidential or which by its nature may reasonably be considered to be confidential. WSU shall limit access the SPONSOR Confidential Information to those of its employees with a need to have access to such SPONSOR Confidential Information. WSU shall not disclose SPONSOR Confidential Information to any third party and shall use SPONSOR Confidential Information solely for the purpose of conducting the Program. WSU's obligations under this Section 8 shall be limited to a period of five (5) years from receipt of SPONSOR Confidential Information. WSU shall not have any obligation of confidentiality with respect to any SPONSOR Confidential Information that:

3

1.	is generally available to the public through no fault of WSU at the time of disclosure by SPONSOR or subsequent to such disclosure; or

2.	was already in WSU's possession prior to receipt from SPONSOR and was not subject to a confidentiality agreement; or

3.	is properly obtained by WSU from a third party which has the lawful right to disclose such information to WSU and is not under a confidentiality obligation to SPONSOR; or

4.	is not identified as proprietary and provided in written form at the time of disclosure or within thirty (30) days of disclosure in the case of oral or visual disclosures; or

5.          is required to be disclosed by law or legal process.

9.           PUBLICATION

WSU shall have the right to publish information developed in the course of the performance of the Program. At least thirty (30) days prior to submitting a manuscript for publication or the making of any other public disclosure, WSU shall provide SPONSOR with a draft of the manuscript or a summary of the intended disclosure. Authorship of any manuscript shall be established in accordance with academic publication standards and customs. SPONSOR shall have the right to determine if and how its name is referenced in the publication. SPONSOR will advise WSU within twenty-five (25) days of receipt of such draft manuscript or summary of any potential adverse consequences of: (i) disclosure of information that will result in a loss of SPONSOR'S patent rights in Inventions or Joint Inventions (defined below) or (ii) disclosure of SPONSOR Confidential Information.

Anything to the contrary herein notwithstanding, each party has the right to disclose information required to be disclosed under applicable law or by a governmental order, decree, regulation or rule.

If SPONSOR informs WSU that it is desirable to file patent applications covering Inventions or Joint Inventions, WSU will postpone publication or disclosure for not more than sixty (60) days so that patent applications may be filed. If SPONSOR informs WSU that the manuscript or disclosure contains SPONSOR Confidential Information, Principal Investigator shall delete such information.

10.         PATENT RIGHTS

(a)          WSU will retain ownership of any and all inventions, discoveries, know-how, techniques, and methodologies arising out of work being conducted under this Agreement which are conceived of, created, discovered, developed, invented or reduced to practice by one or more employees, technicians, scientists, students or post doctoral fellows of WSU at any time in the course of the performance of the Program ("Inventions"). If an invention is made jointly by one or more employees, technicians, scientists, students or post doctoral fellows of WSU and one or more consultants or employees of SPONSOR at any time in the course of the performance of the Program ("Joint Invention"), it shall be jointly owned by SPONSOR and WSU. Inventorship shall be determined in accordance with U.S. patent law.

Ownership of Sponsor Technology shall remain with SPONSOR and shall not be subject to this Agreement. For purposes of this Agreement "Sponsor Technology" shall mean all proprietary rights relating to any discoveries, inventions, know-how, trade secrets, techniques, methodologies, modifications, or improvements that are conceived, discovered, invented, developed, created or reduced to practice solely by employees of SPONSOR at any time prior to the Effective Date or during the term of this Agreement.

(b)          WSU shall have the right to have prepared and filed in the name of WSU, or WSU and SPONSOR in the case Joint Inventions, the necessary papers for obtaining patent protection in any and all countries of the world on Inventions and Joint Inventions which SPONSOR determines are of sufficient interest to merit such filing. SPONSOR agrees that it will have caused to be signed by all SPONSOR employees concerned all documents necessary to obtain such patent protection for Joint Inventions and that SPONSOR will do what is reasonably necessary to assist WSU in obtaining and maintaining such patent rights at the request and expense of SPONSOR.

(c)           Subject to SPONSOR'S payment of expenses for patent application(s) covering any Inventions or Joint Inventions, SPONSOR will be given an exclusive option to acquire an exclusive, royalty-bearing license to any Inventions or exclusive rights to WSU's interest in any Joint Inventions and any patents associated therewith. WSU shall notify SPONSOR of any such Inventions or Joint Inventions, and SPONSOR shall have sixty (60) days after such notice to exercise its option. SPONSOR and WSU agree to enter into good faith discussions to determine whether an Invention or Joint Invention (i) is already included in the definition of Licensed Patents in the license agreement in place between the parties effective December 7, 2009 ("License Agreement") or (ii) shall be included in the definition of Licensed Patents, Licensed Technology and/or Biological Materials (as appropriate) in the License Agreement. If the Invention or Joint Invention is to be included in the License Agreement, the parties shall amend the License Agreement as provided therein and the terms and conditions of the License Agreement shall apply.

4

If the parties agree that a separate license agreement should be negotiated for an Invention or Joint Invention, the terms of such exclusive license shall be negotiated in good faith within four (4) months from the time SPONSOR exercises its option covering any such Invention or Joint Invention.

If SPONSOR notifies WSU that it does not wish to pay the expenses in respect of any Invention(s) or Joint Invention(s), SPONSOR shall relinquish all interests in such Invention(s) or Joint Invention(s), and WSU may file applications for protection of such Invention(s) or Joint Invention(s) at its sole expense. If (i) SPONSOR does not exercise its rights with respect to any Invention or WSU's rights in any Joint Invention or (ii) the parties cannot agree on a license, WSU may license the Invention or its rights in Joint Invention to third parties; provided, that in cases covered by (ii) and for a period of one (1) year following the termination of this Agreement, such license shall be on terms no more favorable (as a whole) to the third party unless such more favorable terms are first offered to SPONSOR.

11. NOTICES

Unless otherwise provided herein, any notice, report, payment or document to be given by one party to the other shall be in writing and shall be deemed given when delivered personally or mailed by certified or registered mail, postage prepaid, and effective on the date which is three (3) business days after the date of mailing, or sent by telefax (such notice sent by telefax to be effective when sent, if confirmed by certified or registered mail as aforesaid) as follows:

If to WSU, addressed to:

Senior Director for Sponsored Program Administration

Wayne State University

5057 Woodward, Suite 13201

Detroit, MI 48202

Telephone No.: (313) 577-3726

Fax No.: (313) 577-5055

If to Sponsor, addressed to:	Arrayit Diagnostics, Inc.
12000 Westheimer Rd Ste 340 Houston, TX 77077- 6531 Attention: John Howell Telephone No. (281)600-6000 Telefax No. (713)462-1980

With a copy to:	Sonfield & Sonfield
(which shall not constitute	770 South Post Oak Lane
notice)	Houston, Texas 77056-1937
Attention: Robert L. Sonfield, Jr., Esq.
Telephone (713) 877-8333
Facsimile: (713)877-1547

or to such other place as any party may designate as to itself by written notice to the other party.

12.          TECHNOLOGY

(a)  THIS IS AN AGREEMENT FOR SERVICES AND NOT FOR PRODUCTS. WSU MAKES NO EXPRESS OR IMPLIED WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO INVENTIONS, JOINT INVENTIONS AND OTHER TECHNOLOGY THAT ARE DEVELOPED IN COURSE OF THE PERFORMANCE OF THE PROGRAM AND HEREBY DISCLAIMS THE SAME.

5

(b)  WSU MAKES NO EXPRESS OR IMPLIED WARRANTIES THAT THE USE OR SALE OF PRODUCTS EMBODYING INVENTIONS, JOINT INVENTIONS AND TECHNOLOGY DEVELOPED IN THE COURSE OF THE PERFORMANCE OF THE PROGRAM WILL NOT INFRINGE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES AND HEREBY DISCLAIMS THE SAME.

13.          LIMITATION OF LIABILITY

Neither party shall be liable to the other for damages of any kind relative to termination of this Agreement in accordance with Section 6, even if advised of the possibility of such damages. Neither party shall be liable to the other party for any indirect, incidental, special or consequential damages arising out of this Agreement, however caused, under any theory of liability.

14.          PUBLICITY

WSU and SPONSOR will be given an opportunity to approve in writing any use of its (or its employees') names in publicity.

15.          ENTIRE AGREEMENT; AMENDMENTS

This Agreement, along with the License Agreement, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification, amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

16.          WAIVERS

The waiver by SPONSOR or WSU of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

17.          CHOICE OF LAW

This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Michigan.

18.          GRANT OF RESEARCH LICENSE

SPONSOR hereby grants WSU a nonexclusive, nontransferable, royalty-free license to use SPONSOR'S technology and SPONSOR Confidential Information solely for purposes of conducting the Program.

IN WITNESS WHEREOF, the parties have executed this Agreement by signature of their duly authorized representative.

WAYNE STATE UNIVERSITY		ARRAYIT DIAGNOSTIC, INC.

SIGNED:	/s/ Gail L. Ryan	SIGNED:	/s/ John Howell
	Gail L.Ryan		John Howell
	Senior Director		President
Sponsored Program Administration

Date:	12/10/09	Date:	12-4-09

FORM APPROVED

12/9/09

OFFICE OF THE

GENERAL COUNSEL

ATTACHMENT A Research
Program and Projected Costs

6

Arrayit-Tainsky Lab Collaboration

Planar Arrays from Arrayit for the Early Detection of Ovarian Cancer

A,          Antigens to be used:

63/65 unique clones from Cancer Research 2006 paper; plus 166 clones from neural network (unpublished). These two sets overlap by 23 clones of which 8 are epitopes and 15 are mimotopes. The 130/143 are the unique clones not overlapping with the set of 65 have been sequenced and the duplicates among them are still being determined. The list will be much shorter than 143. This 143 set has 5 unique epitopes that belong exclusively to 166 set. Therefore, 166 set has 8+5=13 total epitopes.

Cost of the preparation of phage clones for microarrays and aliquoting into 384-well plates: $5000

For Tasks 3 and 4: Commercially available overexpressed proteins will be added to the antigens to be interrogated. These overexpressed proteins were identified through expensive literature searching of ovarian cancers.

The estimated costs of purchasing 50 proteins shown to be overexpressed in OVCA is about $40,000.

B.          Research Plan

Task l.Test antigen clones on Arrayit microarrays for variation and reproducibility.

Sera will be derived from 3 Stage I patients, 3 late Stage patients, 3 controls who have been followed for 5 years or more. Microarrays will be immunoassayed in duplicate each day for 4 days. A total of 72 microarrays will be required for this Task.

Quantitation of each microarray will be performed at KCI/WSU and at Arrayit. Correlation coefficients and coefficients of variation will be calculated at each site.

>          MILESTONE: A coefficient of variation of less then 15% and a correlation coefficient of greater than 0.9 will indicate that the microarrays are of sufficient quality to continue on to Task 2.

Task 2. Perform tests of microarrays of 45 each from early and late stage OVCA, benign gynecological diseases, and healthy subjects.

Sera will be derived from 45 I patients, 45 late Stage patients, 45 benign and 45 healthy controls. A total of 180 microarrays will be required for this Task. Quantitation of each microarray will be performed at KCI/WSU and at Arrayit.

>          MILESTONE: Standard cross-validation, performed at each site, KCI/WSU and at Arrayit with a sensitivity of >80% and a specificity of >90% for OVCA as compared to benign or healthy women's sera will indicate sufficient usefulness of the biomarkers to continue onto Tasks 3 and 4.

Costs for Tasks 1 and 2:

Personnel:

Lab: 2-FTE 5 weeks: $26,211

Biostatistics 1-Senior Statistician 1 week: $5250

Lab Supplies: $2000 (plus $5000 for Task 1 and cost of 50 proteins)

Fedex Processed Microarrays to Arrayit: 14 shipments @ $44=$644

Equipment service/maintenance contracts: $1000

Total: $80,105

Task 3. Validate the markers on larger sample sets.

a.          Validation set 1: Sera will be derived from 200 Stage I patients, 300 late Stage patients, 300 controls who have been followed for 5 years or more.

b.          Validation set 2: Sera will be studied from 100 women from high-risk families 10 of whom developed OVCA. These sera are not currently on hand but can be acquired from two collaborators.

c.          Validation set 3: Sera derived prospectively from 100 women who developed OVCA in the WHI serum set will also be studied. Two hundred women from that set who did not develop cancer will be used as controls. These sera are not currently on hand but can be appliedfor if the diagnostic system passes a preliminary test on some blinded sera from WHI which may require additional funding depending on their sample size.

Costs for Task 3:

Personnel:

Lab: 2-FTE 20 weeks: 853,753

Lab Supplies: S8000

Fedex Processed Microarrays to Arrayit: 80 shipments @ $44=$3680 Biostatistics

1-Senior Statistician 4 weeks: $21,000 Equipment service/maintenance contracts:

$4000 Total: $90,433

7

Task 4. Identify those epitope clones that react with sera from people with other cancers or benign medical conditions.

a.          Validation set 4: Identify those epitope markers that cross-react with other cancers. Use at least 30 sera from each 12 other types of cancer (360). Demonstrate that the assay does not have a significant false positive rate when assaying sera from people with other cancers.

b.          Validation set 5: Identify those epitope markers that cross-react with 100 patients with nonmalignant GYN diseases. Demonstrate that the assay does not mistakenly identify nonmalignant gynecological conditions as cancer, which is a commonly seen problem with other such tests.

c.          Validation set 6: Identify those epitope markers that cross-react with patients with autoimmune diseases. We will eliminate any epitope markers that react with the IgG molecules found in the sera of 100 autoimmune patients.

Costs for Task 4:

Personnel:

Lab: 2-FTE 10 weeks: $26,487

Lab Supplies: $4000

Fedex Processed Microarrays to Arrayit: 40 shipments @ $44=$1840 Biostatistics

1-Senior Statistician 2 week: $10,500 Equipment service/maintenance contracts:

$2000 Total: $44,827

Direct Costs Total: $215,364 52%
Indirect Costs Total: $111,989 Costs
Total: $327,354

8